Exhibit 1.1

Company Number: 48839

THE COMPANIES ACTS 1985 AND 1989

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

BARCLAYS PLC

1.	The name of the Company is “BARCLAYS PLC”.

2.	The Company is to be a public company.

3.	The registered office of the Company will be situated in England and Wales.

4.	The objects* for which the Company is established are:-

(A)	To carry on business as an investment and holding company in all its aspects and in particular (but without prejudice to the generality of the foregoing):-

(i)	to acquire (whether by purchase, subscription, exchange or otherwise), place and underwrite, take options over and hold securities issued or guaranteed by any company or companies in any part of the world, and to vary, transpose, dispose of or otherwise deal with or turn to account any of the Company’s investments for the time being;

(ii)	to co-ordinate the administration, policies, management, supervision, control, research, planning, business operations and any and all other activities of any company or companies or group of companies any securities of which are held, directly or indirectly, by or on behalf of the Company or which is or are associated in any other manner with the Company, to enter into any arrangements with, or in relation to, any such company or group for sharing profits or losses, union of interests, joint venture, reciprocal concessions or co-operation, the provision of finance and subsidies or otherwise as may be thought expedient, to act as managers, controllers, administrators, advisers and consultants of or to any such company or group or all or any part of its business operations, and generally to perform any services or undertake any duties to or on behalf of or in any other manner assist any such company or group, in any such case with or without remuneration.

*	Adopted by Special Resolution passed on 26th April 1971 in complete substitution for the previous objects clause. Amended by Special Resolution passed on 2nd November 1983.

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(B)	To carry on the business of banking in all its aspects, including but not limited to the transaction of all financial, monetary and other business which now is or at any time during the existence of the Company may be usually or commonly carried on in any part of the world by banks, discount houses, merchant banks or financiers; and in particular (but without prejudice to the generality of the foregoing):-

(i)	to receive money on current account or on deposit on any terms, and to borrow, raise or take up money with or without security and to employ and use the same;

(ii)	to deposit, lend or advance money, securities or property, with or without security, and generally to make or negotiate loans and advances of every kind;

(iii)	to draw, make, accept, endorse, grant, discount, acquire, subscribe or tender for, buy, sell, issue, execute, guarantee, negotiate, transfer, hold, invest or deal in, honour, retire, pay, secure or otherwise dispose of obligations, instruments (whether transferable or negotiable or not) and securities of every kind;

(iv)	to grant, issue, negotiate and in any manner deal with or in letters of credit and circular notes and drafts and other forms of credits and instruments of every kind;

(v)	to buy, sell and deal in bullion, specie, precious metals, foreign exchange and commodities of every kind;

(vi)	to receive on deposit or for safe custody or otherwise documents, cash, securities and valuables of every description;

(vii)	to collect, hold and transmit money and securities and to act as agents for the receipt or payment of money or for the receipt or delivery of securities and documents;

(viii)	to issue and transact business in respect of all types of bankers’ cards and credit cards whether issued by the Company or by any other person or company;

(ix)	to act as registrars and transfer agents for any company and to maintain for any company any records and accounts which may be requisite for the purpose, and to undertake any duties in relation to the registration of transfers, the issue and deposit of certificates or other documents evidencing title to securities, or otherwise;

(x)	to act as agents, advisers or consultants in relation to the investment of money, the management of property and all insurance, pension and taxation matters, and generally to transact all agency, advisory or consultancy business of every kind.

(C)

To undertake and execute the office of executor, administrator, judicial and custodian trustee, receiver, manager, committee, liquidator and treasurer and to establish, undertake and execute trusts of all kinds, whether private or public, including religious and charitable trusts, and generally to carry on trustee and executor business in all its aspects and on such terms as may be thought expedient and in particular, but without prejudice to the generality of the foregoing, to act as trustees for the holders of any securities of any company and as managers and trustees of unit trusts, investment trusts and pension, benevolent and other funds and to transact all kinds of business arising in connection with any of the foregoing offices and trusts, and to establish, settle and regulate and, if thought fit, undertake and execute any trusts with a view to the issue of any securities, certificates or other documents based on or representing any securities or other assets appropriated for the purposes of such trust.

(D)	To promote, effect, negotiate, offer for sale by tender or otherwise, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of (whether absolutely or conditionally), participate in, manage or carry out, on commission or otherwise, any issue, public or private, of the securities of any company, and to lend money for the purposes of any such issue.

(E)	To finance or assist in the financing of the acquisition, hire, lease or sale of real and personal property of every kind, and the provision of services in connection therewith, whether by way of personal loan, hire purchase, instalment finance, deferred payment or otherwise; to acquire by assignment or otherwise debts owing to any person or company and to collect such debts, and generally to act as traders, factors, carriers, merchants or in any other capacity, and to import, export, buy, sell, let on hire, charter, barter, make advances upon, pledge or otherwise deal in real and personal property of every kind.

(F)	To enter into any guarantee, bond, recognizance, contract of indemnity or suretyship and otherwise give security or become responsible for the performance of any obligation or duties by any person or company and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets, present or future, and uncalled capital of the Company, or by both such methods, the performance of the obligations of and the payment of monies secured by, or payable under or in respect of the securities of any company or person, including (but without limitation) the Company’s holding company (if any) or any subsidiary of the Company or of such holding company or any company otherwise associated with the Company in business, and to give and take counter guarantees and indemnities, and to receive security for the implementation of any obligation, and to undertake the insurance, re-insurance and counter-insurance of all kinds of risks and generally to carry on the business of an insurance and guarantee company in all its aspects.

(G)	To carry on the businesses of installing, selling, renting and providing computers, data processing and storage equipment and systems, computer bureau, programming, operating and consultancy services and communication systems of all kinds, and acquiring, leasing, hiring and disposing of electronic and mechanical equipment and machinery, and ancillary chattels and property of any kind or description.

(H)	To carry on the business of providing managerial, secretarial, accountancy, consultancy, statistical and any other supervisory, executive and advisory services of whatsoever kind for or in relation to any person, company, property or business.

(I)	To act as forwarding agents, travel and shipping agents, commission agents, surveyors, architects, valuers, property consultants and managers, land and estate agents, insurance brokers and average adjusters, and generally to undertake all kinds of agency business.

(J)	To raise and borrow money by any means, including the issue of debentures, loan stocks, bonds, notes and other securities, upon and subject to such terms and conditions as may be considered expedient, and to secure all or any of the Company’s liabilities in respect of money raised or borrowed, or any other debt or obligation of or binding on the Company, by mortgaging or charging all or any part of the undertaking, property and assets, present and future, and uncalled capital of the Company.

(K)	To purchase, take options over, take on lease or in exchange, hire or otherwise acquire, for any estate or interest and on such terms and for such consideration as may be considered expedient, construct and develop real and personal property of every kind.

(L)	To sell, exchange, mortgage, let on rent, royalty, share of profit or otherwise, improve, manage, turn to account, grant licences, easements, options or other rights over and in any other manner deal with or dispose of the undertaking, property and assets (including uncalled capital) of the Company or any part thereof for such consideration as may be thought fit, and in particular for securities, whether fully or partly paid up, of any other company, and to hold, deal with or dispose of such consideration.

(M)	To amalgamate or enter into partnership or any profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, and to purchase or otherwise acquire and undertake all or any part of the business, assets and liabilities of any person or company.

(N)	To invest any monies of the Company in such investments, securities (other than shares in the Company or its holding company, if any) and any other kind of property (whether real or personal) as may be thought expedient and to hold, sell or otherwise deal with such investments, securities or property.

(O)	To establish or promote or concur in the establishment or promotion of any company.

(P)	To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(Q)	To seek for and secure, and generally to utilise and exploit, openings for the employment of capital in any part of the world, and with a view thereto to employ experts to investigate into and examine the conditions, prospects, value, character and circumstances of any business concerns and undertakings, and generally of any assets, concessions, properties and rights whether in existence or contemplation.

(R)	To enter into any arrangement with any government or authority, international, supreme, municipal, local or otherwise, and to obtain any rights, concessions and privileges from any such government or authority and to carry out, exercise and comply with any such arrangements, rights, concessions and privileges.

(S)	To take all necessary and proper steps in Parliament or with any government or authority, international, supreme, municipal, local or otherwise for the purpose of carrying out, extending or varying the objects and powers of the Company, or altering its constitution, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(T)	To distribute any of the property of the Company among its members in specie.

(U)	To subscribe, donate or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members and to subscribe or donate money to any association or fund for the protection, defence or benefit of any persons or companies carrying on businesses similar to those carried on by the Company or any of its subsidiaries.

(V)	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, bonuses, benefits, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or of its holding company (if any) or of any company which is a subsidiary of the Company or of such holding company or is allied to or associated in business with the Company or with any such subsidiary or the predecessors in business of the Company or any other such company as aforesaid, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or their respective predecessors in business and the wives, widows, families, dependants and personal representatives of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, building and housing schemes, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid, or to advance the interest and well being of the Company or of any such other company as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid.

(W)	To carry on any other business or activity which may seem to the Directors capable of being advantageously carried on in connection or conjunction with or as ancillary to any of the foregoing businesses or which the Directors may consider expedient with a view to rendering profitable or more profitable or enhancing directly or indirectly the value of the Company’s undertaking or any of its property or assets.

(X)	To do all or any of the foregoing things in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents, subsidiary and associated companies or otherwise, and either alone or in conjunction with others.

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It is hereby declared that:-

(i)	the expression “company” (except where used in reference to this Company) shall be deemed to include any government or any statutory, municipal or public body, partnership, association, syndicate or other body of persons, whether incorporated or unincorporated and whether domiciled in England or elsewhere and the expression “securities” means and includes shares, stocks, debentures, bonds, notes, debenture stocks, loan stocks, loans, mortgages, documents or other certificates of title, depositary receipts, certificates of deposit, funds or other obligations, interests or participatory rights of any kind whatsoever;

(ii)	the objects specified in each of the paragraphs of this Clause shall not, except where the context expressly so requires, be in anywise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.	The liability of the Members is limited.

6.	The share capital of the Company is £5,290,000,000; US$77,500,000; €40,000,000 and ¥4,000,000,000, divided into 20,996,000,000 ordinary shares of £0.25 each, 1,000,000 staff shares of £1 each, 400,000 sterling preference shares of £100 each, 150,000,000 dollar preference shares of US$0.25 each, 400,000 dollar preference shares of US$100 each, 400,000 yen preference shares of ¥10,000 each and 400,000 euro preference shares of €100 each.

CAPITAL HISTORY

(a)	The original capital was £6,000,000 divided into 300,000 Shares of £20 each. Prior to 25th November 1953 and principally during the period up to 1920, the capital was increased and reorganised on a number of occasions and at the said date was £20,000,000 consisting of £3,430,356 “A” Stock, 567,411 “A” Shares of £4 each, £11,760,811 “B” Stock, £667,050 “C” Stock and 1,872,139 shares of £1 each.

(b)	By Special Resolution passed on 25th November 1953, and with the separate approval of the “A”, “B” and “C” Stockholders by Extraordinary Resolutions passed on the same day, the capital was further increased and reorganised so as to be £30,000,000 consisting of £22,247,653 Ordinary Stock, 6,752,347 Ordinary Shares of £1 each, £667,050 Staff Stock and 332,950 Staff Shares of £1 each.

(c)	The capital was subsequently increased or reorganised by Resolution as follows:-

	Date	Nature of Change	New Capital

(i)	4th February 1959	10,000,000 new Ordinary Shares	£40,000,000

(ii)	19th August 1959	10,000,000 new Ordinary Shares	£50,000,000

(iii)	8th February 1962	20,000,000 new Ordinary Shares	£70,000,000

(iv)	13th February 1963	20,000,000 new Ordinary Shares	£90,000,000

(v)	19th February 1969	20,000,000 new Ordinary Shares	£110,000,000

(vi)	12th April 1972	120,000,000 new Ordinary Shares	£230,000,000

(vii)	9th April 1975	45,000,000 new Ordinary Shares	£275,000,000

(viii)	11th April 1979	40,000,000 new Ordinary Shares	£315,000,000

(ix)	8th May 1980	45,000,000 new Ordinary Shares	£360,000,000

(x)	28th April 1982	140,000,000 new Ordinary Shares	£500,000,000

	Date	Nature of Change	New Capital

(xi)	1st April 1985	400,000,000 new Ordinary Shares		£900,000,000

(xii)	22nd April 1987	Ordinary and Staff Stock re-converted into shares		£900,000,000

(xiii)	27th April 1988	600,000,000 new Ordinary Shares		£1,500,000,000

(xiv)	20th March 1990	500,000,000 new Ordinary Shares		£2,000,000,000

(xv)	9th April 2001	500,000,000 new Ordinary Shares		£2,500,000,000

(xvi)	25th April 2002	Sub-division of 2,499,000,000 Ordinary Shares of £1 into Ordinary Shares of 25p each		£2,499,000,000

(xvii)	24 April 2008	400,000 new Sterling Preference Shares of £100 each		£40,000,000

		150,000,000 new Dollar Preference Shares of US$0.25 each	US$	37,500,000

		400,000 new Dollar Preference Shares of US$100 each	US$	40,000,000

		400,000 new Yen Preference Shares of JPY10,000 each		¥4,000,000,000

		400,000 new Euro Preference Shares of €100 each		€40,000,000

(xviii)	24 November 2008	1,000,000 new Ordinary Shares		£3,499,000,000

(xix)	23 April 2009	7,000,000,000 new Ordinary Shares		£5,249,000,000